UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2004

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12333 West Olympic Boulevard
Los Angeles, California	90064-1021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 893-1600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 8, 2004, Teledyne Technologies Incorporated announced that its subsidiary, Teledyne Wireless, Inc., entered into an agreement to acquire certain assets of the defense electronics business of Celeritek, Inc. for $33.0 million in cash. The transaction is subject to the approval of Celeritek’s shareholders and customary closing conditions.

The Press Release issued jointly by Teledyne and Celeritek on July 8, 2004 is attached as an exhibit and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1 –	Joint Press Release issued by Teledyne Technologies Incorporated and Celeritek, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer Vice President and Chief Financial Officer

Dated: July 8, 2004

EXHIBIT INDEX

Description

Exhibit 99.1 –	Joint Press Release issued by Teledyne Technologies Incorporated and Celeritek